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                                                                   Exhibit 10.31

                              REDEMPTION AGREEMENT

        This Redemption Agreement (this "Agreement") is effective November 3, 2000 (the "Effective Date"), by and between N2H2, Inc., a Washington corporation ("N2H2"), and John F. Duncan (the "Shareholder").

                                    RECITALS

        A. Shareholder has borrowed $600,000 from N2H2 and, as of the date hereof, owes N2H2 $611,967.13 of principle and accrued interest (the "Outstanding Debt").

        B. Shareholder agrees to repay a portion of the Outstanding Debt by selling 358,549 shares of N2H2's common stock (the "Shares") to N2H2, and N2H2 desires to redeem the Shares in partial repayment of the Debt and to forgive the remaining balance thereof.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

        1. Redemption. The Shareholder agrees to sell and surrender to N2H2 for redemption and N2H2 agrees to purchase and redeem from Shareholder the Shares pursuant to the terms and subject to the conditions set forth in this Agreement.

        2. Purchase Price and Loan Forgiveness. The purchase price for the Shares shall be $538,648.16, which is the product obtained by multiplying $1.5023 (the average high and low daily final trading price of N2H2's common stock on the NASDAQ National Market of the last 20 trading days prior to the Effective Date) by 358,549, the number of Shares (the "Purchase Price"). N2H2 agrees to forgive the remaining portion of the Outstanding Debt.

        3. Payment. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and agreements of Shareholder, N2H2 shall, at closing, pay the Purchase Price by reducing the amount of Outstanding Debt by the Purchase Price against delivery of the Shares to N2H2 with stock powers properly endorsed by the Shareholder.

        4. Closing. The "Closing" of the transaction contemplated herein shall take place at the offices of N2H2, at 5:00 p.m., on the Effective Date.

        5. Representations and Warranties of Shareholder. Shareholder represents and warrants to N2H2 as follows:

               a. Title. At Closing, upon delivery of the certificates representing the Shares properly endorsed by Shareholder, ownership of the Shares will vest in N2H2 free and clear of all claims, rights, liens and encumbrances whatsoever.

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               b. Access to Information. Shareholder currently serves as the
Chief Financial Officer of N2H2. As a result of that office, the Shareholder has been afforded full opportunity (i) to meet with, ask questions of, and receive answers from N2H2 and the management of N2H2 in connection with a determination by the Shareholder to enter into this Agreement and to consummate the transactions contemplated by this Agreement and all such questions have been answered to the full satisfaction of the Shareholder; and (ii) to examine N2H2's financial and corporate records.

               c. Opportunity to Consult Independent Counsel. Shareholder acknowledges that N2H2 has recommended that he obtain the advice of independent legal and tax counsel with respect to the transaction contemplated herein.

               d. No Reliance. Shareholder is not relying on any statement, representation or warranty of N2H2 or any of its shareholders, officers, directors, employees or agents in entering into this transaction.

               e. No Claims. Shareholder does not have any claim whatsoever against N2H2 or against any of its officers or directors relating, in any way, to N2H2.

               F. SHAREHOLDER'S RELEASE. THE SHAREHOLDER HEREBY RELEASES AND FOREVER DISCHARGES N2H2 AND ITS SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ALL DAMAGES, LIABILITIES, COSTS, EXPENSES, (INCLUDING REASONABLE ATTORNEYS AND ACCOUNTANTS FEES) AND ACTIONS, CAUSES OF ACTION, OR SUITS OF ANY KIND OR NATURE WHATSOEVER, WHICH MAY HAVE ARISEN OR WHICH MAY ARISE OUT OF HIS OWNERSHIP OF THE SHARES EXCEPT THAT N2H2, INC.WILL INDEMNIFY DUNCAN IN CONNECTION WITH HIS ACTIVITIES AS AN EMPLOYEE AND OFFICER OF THE CORPORATION TO THE FULL EXTENT PROVIDED UNDER ANY N2H2 APPLICABLE INSURANCE POLICIES NOW IN EFFECT, OR THAT BECOME EFFECT IN THE FUTURE AND RELATE TO EVENTS DURING DUNCAN'S EMPLOYMENT.


               g. Indemnification. Each party (an "Indemnitor") shall hold harmless, indemnify and defend the other party against and from any damage, loss, expense or liability, including reasonable attorneys' and accountants' fees, resulting from or arising out of a breach or default in the performance by the breaching or defaulting party of any of the terms, covenants, representations, warranties or conditions of this Agreement.

               h. Survival of Representations and Warranties. The representations and warranties of the Shareholder in this Agreement will survive the Closing.

        6. Miscellaneous.

               6.1 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, documents and understandings, written or oral, with respect thereto.


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               6.2 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington applicable to agreements made and to be performed therein by residents thereof.

               6.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives.

               6.4 No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               6.5 Construction of This Agreement. The article, section and paragraph headings in this Agreement are for convenience only, and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement shall not be interpreted or construed against the drafter hereof by reason of being the drafter hereof.

               6.6 Remedies. The parties hereto agree that money damages or other remedies at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.


        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

N2H2, INC.:                                       SHAREHOLDER:


By: /s/ PETER H. NICKERSON                         /s/ JOHN F. DUNCAN
   -------------------------------------------    --------------------------------------
      Peter H. Nickerson, Ph.D.                   John F. Duncan
      President and Chief Executive Officer

                                                   /s/ VIRGINIA B. DUNCAN
                                                  --------------------------------------
                                                              Duncan (spouse)
                                                  ------------

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